Exhibit 1.2

JMP Securities LLC

Master Selected Dealers Agreement

January 1, 2005

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111

Ladies and Gentlemen:

1. General Provisions.

We understand that JMP Securities LLC (“JMP”) is entering into this Agreement (the “Agreement”) with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) wherein JMP (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible, alone or with another manager, for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has expressly informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering in which you are acting for the account of any underwriting or similar group of syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. As used herein, the “Registration Statement” and the “Prospectus” refer to the Registration Statement relating to an Offering and the Prospectus included as part thereof, in the form in which the Registration Statement becomes effective (including all information deemed to be a part thereof pursuant to Rule 430A promulgated under the Securities Act), and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act and the form in which the Prospectus is filed pursuant to Rule 424(b) under the Securities Act, or, if no such filing is required, the form in which the Prospectus is in at the time the Registration Statement in which it is contained becomes effective, with respect to the Securities. Each preliminary prospectus with respect to the Securities is herein referred to as a “Preliminary Prospectus.”

2. Acceptance, Purchase and Conditions of Offering.

Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of certain legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, by fax or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and other offering data referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communications, acceptances and other communication by us with respect to any Offering should be sent to JMP Attention: Syndicate Department, 600 Montgomery Street, Suite 1100, San Francisco, California 94111. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one days’ prior notice to us, payable in same day funds to the order of JMP against delivery of certificates evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provision of Section 3(b) hereof with respect to such Securities.

Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, payment for any delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent or our clearing firm, who is a member.

3. Representations, Warranties, and Agreement.

(a) Prospectuses. You shall provide us with such number of copies of each Preliminary Prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Securities and Exchange Commission thereunder. We represent and warrant that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and person to whom sent) of copies of the Prospectus or any Preliminary Prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to all persons who receive a confirmation of sale a copy of the Prospectus. We agree that when purchasing Securities in an Offering we will not rely upon, and have not relied upon, any statement, written or oral, not in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

(b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “Association”) and who are either members in good standing of the Association or foreign brokers and dealers not eligible for membership in the Association who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e) hereof.

(c) Stabilization and Over-Allotment. You may, with respect to any Offering, be authorized to overallot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for your account or the accounts of one or more Underwriters, such amount of such unsold Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. If, prior to the later of (i) the termination to the provisions of Section 3(b) with respect to an Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account of one or more Underwriters, you purchase or contract to purchase for your account or the account of one or more Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

(d) Open-Market Transactions. We agree not to bid for, attempt to purchase or sell, directly or indirectly, any Securities, any other securities of the issuer of the Securities of the same class and series, or any other securities of such issuer as you may designate, except to the extent permitted by this Agreement and Regulation M and other rules and regulations of the Securities and Exchange Commission applicable to the Offering. If the Securities are or include common stock or securities convertible into common stock, we agree not to effect, or attempt to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of such issuer, except to the extent permitted by Regulation M and other rules and regulations of the Securities and Exchange Commission.

(e) The Association. We represent and warrant that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD (“Association”), or, if not such a member, a foreign dealer not eligible for membership. If we are such a member, we agree that in making sales of the Securities we will comply with all applicable rules of the Association, including, without limitation, Rule 2790 with respect to new issues. If we are such a foreign dealer, we agree not to offer or sell any Securities in the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, we agree to comply as though we are a member with Rules 2790, 2730, 2740 and 2750 of the Association’s Conduct Rules (or any amendments to, or interpretations, substitutions or revocations of such rules) and to comply with Rule 2420 of such Rules as it applies to a nonmember broker or dealer in a foreign country.

(f) Relationship among Underwriters and Selected Dealers You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as the agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers an association or partners with you or any Underwriter or with on another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue code of 1986, as amended, and agree not to take any position inconsistent with that election, and you are authorized, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us. Alone or against one or more Selected dealers participation in such Offering, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including, in each case, our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

(g) Blue Sky Laws. Upon application to you, you will inform us as to any advice you have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer of sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

(h) Compliance With Law. We agree that in any Offering (which agreement shall also be for the benefit of the issuer or other sellers of Securities), we will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder and the applicable rules and regulations of the Association and any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action, as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in the Agreement: provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

4. Termination, Supplements, and Amendments.

This Agreement may be terminated by either party hereto upon five business days written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to the Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (d) hereof with regard to any Offering will terminate at the close of business on the thirtieth day after the initial public offering of the Securities or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters, whichever is later, or, in any event, at such later or earlier date as you shall have advised us in writing.

5. Successor and Assigns.

This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1 hereof, and the respective successors and assigns of each of them; provided, however, that we may not assign our rights or delegate any of our duties under this Agreement without your prior written consent.

6. Governing Law.

This Agreement and the terms and condition set forth herein with respect to any Offering, together with such supplementary terms and conditions with respect to such offering as may be contained in any Written Communication from you to us in connection therewith, shall be governed by and construed in accordance with the laws of the State of California without regard to that State’s conflicts of law principles.

Any controversy or action to enforce any right or obligation with respect to this Agreement or any Offering pursuant to this Agreement shall only be brought in a court of proper jurisdiction located in the city and county of San Francisco, California. No other court in any other jurisdiction shall have any authority to determine any controversy or action to enforce any right or obligation between the parties.

By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as the representative or one of the representatives of any Underwriters, (ii) confirmation that our representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that our agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by us to the extent and the times required thereby, and (iv) acknowledgement that we have requested and received from you sufficient copies of the Prospectus in order to comply with our undertaking in Section 3(a) hereof.

Very truly yours,

Name of Firm

By:
Name:
Title:

Confirmed, as of the date first above written.

JMP Securities LLC

By:
Managing Director

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